Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-3 (No. 333-183551) and S-8 (Nos. 333-125471, 333-26339, 033-18150, 033-59733, 033-29658, 033-36430, 333-95827, 333-97273, 333-159953, and 333-167661) of Cash America International, Inc. of our report dated February 28, 2013, except with respect to our opinion on the consolidated financial statements insofar as it relates to the 5.75% senior notes due 2018 described in Note 26, which is as of November 12, 2013, relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Cash America International, Inc.’s Current Report on Form 8-K dated November 12, 2013. We also consent to the incorporation by reference in the Registration Statements on Form S-3 and Forms S-8 of our report dated February 28, 2013, relating to the financial statement schedule, which appears in Cash America International, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2012.

PricewaterhouseCoopers LLP

Fort Worth, Texas

November 12, 2013